                                                                    Exhibit 10.2

                                                               EXECUTION VERSION


                     AMENDED AND RESTATED SECURITY AGREEMENT

     This AMENDED AND RESTATED SECURITY AGREEMENT, dated as of August 9, 2004 (as this agreement may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this "Agreement"), is by and among ONEIDA LTD., a New York corporation (the "Borrower"), the parties listed on Schedule I hereto (and together with each direct or indirect domestic subsidiary of the Borrower which executes an Instrument of Assumption and Joinder pursuant to Section 5.12 of the Credit Agreement (as defined herein), each a "Guarantor" and together the "Guarantors"; the Borrower and the Guarantors are referred to herein individually as a "Grantor" and collectively as the "Grantors") and JPMORGAN CHASE BANK, formerly known as The Chase Manhattan Bank ("JPMorgan Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein). All capitalized terms used herein shall have the respective meanings given to them in Section
1.01 hereof.

                                 R E C I T A L S

     A. WHEREAS, the Borrower, JPMorgan Chase, as administrative agent, and the lenders from time to time party thereto (the "Existing Lenders") are parties to that certain Amended and Restated Credit Agreement dated as of April 27, 2001 (as the same has been amended, supplemented, replaced or otherwise modified, the "Existing Credit Agreement") pursuant to which the Existing Lenders made revolving loans and a term loan to the Borrower;

     B. WHEREAS, THC, as borrower, the Borrower, as guarantor, and Allstate Insurance Company (together with its permitted assignees, "Allstate"), Allstate Life Insurance Company (together with its permitted assignees, "Allstate Life") and Pacific Life Insurance Company (together with its permitted assignees and together with Allstate and Allstate Life, the "Existing Noteholders") are parties to the 2001 Amended and Restated Note Purchase Agreement dated as of May 1, 2001 (as the same has been amended, supplemented, replaced or otherwise modified, the "Existing Note Agreement") pursuant to which the Existing Noteholders purchased certain notes (the "Existing Notes") with a maturity date of May 31, 2005;

     C. WHEREAS, the Borrower's obligations under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement) (the "Existing Credit Agreement Obligations") are guaranteed by each of the Borrower's direct and indirect domestic subsidiaries (the "Existing Guarantors") pursuant to (i) that certain Amended and Restated Guarantee Agreement dated as of April 27, 2001 made by Buffalo China, Encore, THC, Delco and Sakura for the benefit of the Existing Lenders, JPMorgan Chase, as administrative agent under the Existing Credit Agreement (the "Existing Administrative Agent"), and the Existing Collateral Agent (as defined below), (ii) that certain Subsidiary Guarantee Agreement dated as of April 23, 2002 made by Kenwood for the benefit of the Existing Lenders, the Existing Administrative Agent and the Existing Collateral Agent, (iii) that certain Subsidiary Guarantee Agreement dated as of July 25, 2003 made by Silversmiths for the benefit of the Existing Lenders, the Existing Administrative Agent and the Existing Collateral Agent and (iv) that certain Subsidiary Guarantee Agreement dated as of July 25, 2003 made by Food Service for the benefit of the Existing Lenders, the Existing Administrative Agent and the Existing Collateral Agent (the agreements described in clauses (i) through (iv) above, as the same have been amended, supplemented or otherwise modified, collectively, the "Existing Loan Guarantee Agreements");

     D. WHEREAS, THC's obligations under the Existing Note Agreement are guaranteed (A) by the Borrower pursuant to the terms of the Existing Note Agreement (THC's and the Borrower's obligations collectively referred to as the "Existing Note Agreement Obligations") and (B) by each of the Existing Guarantors pursuant to (i) that certain Amended and Restated Subsidiary Guarantee Agreement dated April 27, 2001 for the benefit of the Existing Noteholders and executed by Buffalo China, (ii) that certain Amended and Restated Subsidiary Guarantee Agreement dated April 27, 2001 for the benefit of the Existing Noteholders and executed by Encore, (iii) that certain Amended and Restated Subsidiary Guarantee Agreement dated April 27, 2001 for the benefit of the Existing Noteholders and executed by Delco, (iv) that certain Amended and Restated Subsidiary Guarantee Agreement dated April 27, 2001 for the benefit of the Existing Noteholders and executed by THC, (v) that certain Amended and Restated Subsidiary Guarantee Agreement dated April 27, 2001 for the benefit of the Existing Noteholders and executed by Sakura, (vi) that certain Subsidiary Guarantee Agreement dated April 23, 2002 for the benefit of the Existing Noteholders and executed by Kenwood, (vii) that certain Subsidiary Guarantee Agreement dated July 25, 2003 for the benefit of the Existing Noteholders and executed by Silversmiths, and (viii) that certain Subsidiary Guarantee Agreement dated July 25, 2003 for the benefit of the Existing Noteholders and executed by Food Service (the agreements described in clauses (i) through (viii) above, as the same have been amended, supplemented, or otherwise modified, collectively, the "Existing Note Guarantee Agreements");

     E. WHEREAS, pursuant to that certain Amended and Restated Collateral Agency and Intercreditor Agreement dated as of April 23, 2002, by and among (i) the Existing Lenders, (ii) the Existing Noteholders, (iii) JPMorgan Chase as administrative agent, collateral agent and individually, as a working capital lender, and (iv) certain other secured parties (as the same has been amended, supplemented, replaced or otherwise modified, the "Existing Intercreditor Agreement"), each of the parties to the Existing Intercreditor Agreement, among other things, appointed JPMorgan Chase as collateral agent (the "Existing Collateral Agent") and authorized the Existing Collateral Agent to, among other things, execute, deliver and perform as their collateral agent with respect to the security documents entered into in connection with the Existing Credit Agreement;

     F. WHEREAS, the Existing Credit Agreement Obligations, the Existing Note Agreement Obligations, certain letter of credit obligations (the "Existing L/C Obligations") of the Borrower and the Existing Guarantors' obligations under the Existing Loan Guarantee Agreements and the Existing Note Guarantee Agreements (collectively, with the Existing Credit Agreement Obligations, the Existing Note Agreement Obligations and the Existing L/C Obligations, the "Existing Secured Obligations") are secured by liens on substantially all of the real and personal property of the Borrower and each of the Existing Guarantors (collectively, the "Existing Collateral") pursuant to, among other security documents: (A) (i) that certain Security Agreement dated as of April 27, 2001 by and among the Borrower, THC, Buffalo China, Encore, Delco and Sakura and the Existing Collateral Agent,
(ii) that certain Amendment No. 1 to

Security Agreement dated as of April 27, 2001 by and among the Borrower, THC, Buffalo China, Encore, Delco and Sakura and the Existing Collateral Agent, (iii) that certain Security Agreement dated as of April 23, 2002 by and among Kenwood and the Existing Collateral Agent, (iv) that certain Security Agreement dated as of July 25, 2003 by and among Silversmiths and the Existing Collateral Agent and
(v) that certain Security Agreement dated as of July 25, 2003 by and among Food Service and the Existing Collateral Agent (as the same have been amended, supplemented or otherwise modified, collectively, the "Existing Security Agreements"); (B) (i) that certain Copyright Security Agreement dated as of April 27, 2001 made by the Borrower, Buffalo China, THC, Encore, Delco and Sakura in favor of the Existing Collateral Agent, (ii) that certain Copyright Security Agreement dated as of April 23, 2002 made by the Borrower in favor of the Existing Collateral Agent, (iii) that certain Copyright Security Agreement dated as of January 19, 2004 made by Sakura in favor of the Existing Collateral Agent and (iv) that certain Copyright Security Agreement dated as of January 19, 2004 made by THC in favor of the Existing Collateral Agent (as the same have been amended, supplemented or otherwise modified, collectively, the "Existing Copyright Security Agreements"); (C) (i) that certain Trademark Security Agreement dated as of April 27, 2001 made by the Borrower, Buffalo China, THC, Encore, Delco and Sakura in favor of the Existing Collateral Agent, (ii) that certain Trademark Security Agreement dated as of April 23, 2002 made by the Borrower in favor of the Existing Collateral Agent, (iii) that certain Trademark Security Agreement dated as of August 29, 2003 made by the Borrower in favor of the Existing Collateral Agent, (iv) that certain Trademark Security Agreement dated as of January 19, 2004 made by the Borrower in favor of the Existing Collateral Agent, and (v) that certain Trademark Security Agreement dated as of June 18, 2004 made by the Borrower, Buffalo China, THC, Encore, Delco and Sakura in favor of the Existing Collateral Agent (as the same have been amended, supplemented or otherwise modified, collectively, the "Existing Trademark Security Agreements"); and (D) (i) that certain Patent Security Agreement dated as of April 27, 2001 made by the Borrower, Buffalo China, THC, Encore, Delco and Sakura in favor of the Existing Collateral Agent, (ii) that certain Patent Security Agreement dated as of August 13, 2001 made by the Borrower in favor of the Existing Collateral Agent, (iii) that certain Patent Security Agreement dated as of April 23, 2002 made by the Borrower in favor of the Existing Collateral Agent, and (iv) that certain Patent Security Agreement dated as of January 19, 2004 made by the Borrower in favor of the Existing Collateral Agent, (as the same have been amended, supplemented or otherwise modified, collectively, the "Existing Patent Security Agreements" and, together with the Existing Security Agreements, the Existing Copyright Security Agreements, and the Existing Trademark Security Agreements, the "Existing Security Documents");

     G. WHEREAS, the Existing Secured Obligations and certain other indebtedness incurred by the Borrower (collectively, the "Existing Obligations") are being restructured pursuant to a Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Collateral Agent, JPMorgan Chase as administrative agent (in such capacity, the "Administrative Agent"), the lenders party thereto and the Existing Standby L/C Issuers (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced, the "Credit Agreement"); and

     H. WHEREAS, it is a condition precedent to the restructuring of the Existing Obligations as contemplated under the Credit Agreement and to the extension of additional credit contemplated under the Credit Agreement that, among other things: (i) a Second Amended and

Restated Collateral Agency and Intercreditor Agreement dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced, the "Intercreditor Agreement") be entered into by and among the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent, each of the lenders from time to time party to the Credit Agreement, the Existing Standby L/C Issuers (as defined below) and the issuer of the Trade Letters of Credit, in order to, among other things, appoint JPMorgan Chase as Collateral Agent and authorize the Collateral Agent to, among other things, execute, deliver and perform as their collateral agent with respect to the security documents; (ii) the Borrower and each of the Guarantors enter into this Amended and Restated Security Agreement; (iii) the Borrower and each of the Grantors acknowledge and confirm that the liens granted pursuant to the Existing Security Agreements, and not heretofore expressly released, remain in effect; and (iv) the Borrower and each of the Guarantors execute this Agreement in order to grant a security interest in favor of the Collateral Agent on behalf of the Secured Parties to secure the payment, in full, when due of all of the Obligations (as defined below) as more fully set forth herein.

     NOW, THEREFORE, to secure the prompt and complete payment and performance when due of the Obligations for the benefit of the Collateral Agent on behalf of the Secured Parties for good and valuable consideration, the receipt of which is hereby acknowledged and in order to (i) confirm and acknowledge the Collateral Agent's continuing security interests, for the ratable benefit of the Secured Parties, in all of the Existing Collateral secured under the Existing Security Agreements, and (ii) grant, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of each of the Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter arising or acquired, each of the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     "Accessions" shall mean any goods which are physically united with any item constituting part of the Collateral hereunder in such a manner that the identity of such goods is not lost.

     "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to, or on account of an Account.

     "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods or services sold or leased, including Chattel Paper (whether tangible or electronic) and any right evidenced by Chattel Paper (whether tangible or electronic), whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

     "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

     "Additional Grantor" shall have the meaning given to that term in Section
7.05 of this Agreement.

     "Administrative Agent" shall have the meaning given to that term in paragraph G of the recitals to this Agreement.

     "Affiliate" shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.

     "Allstate" shall have the meaning given to that term in paragraph B of the recitals to this Agreement.

     "Allstate Life" shall have the meaning given to that term in paragraph B of the recitals to this Agreement.

     "Amended and Restated Consolidated Subsidiary Guarantee Agreement" shall have the meaning given to that term in the Credit Agreement.

     "Amended and Restated Copyright Security Agreement" shall mean the Copyright Security Agreement in substantially the form of Exhibit A annexed hereto and being executed concurrently herewith to be filed in the United States Copyright Office, as the same may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Amended and Restated Patent Security Agreement" shall mean the Patent Security Agreement in substantially the form of Exhibit B annexed hereto and being executed concurrently herewith to be filed in the United States Patent and Trademark Office, as the same may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Amended and Restated Pledge Security Agreement" shall have the meaning given to that term in the Credit Agreement.

     "Amended and Restated Trademark Security Agreement" shall mean the Trademark Security Agreement in substantially the form of Exhibit C annexed hereto and being executed concurrently herewith to be filed in the United States Patent and Trademark Office, as the same may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Applicable Law" shall have the meaning given to that term in the Credit Agreement.

     "Bankruptcy Code" shall have the meaning given to that term in the Credit Agreement.

     "Borrower" shall have the meaning given to that term in the first paragraph of this Agreement.

     "Buffalo China" shall mean Buffalo China, Inc., a New York corporation and a wholly-owned subsidiary of the Borrower.

     "Chattel Paper" shall mean any record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods, including in the case of any transaction which is evidenced by records that include an instrument or series of instruments, the group of records taken together.

     "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) Fixtures, (e) General Intangibles, (f) Inventory, (g) cash and currency, (h) Deposit Accounts, (i) Investment Property, (j) Instruments, (k) Commercial Tort Claims, (l) Letter-of-Credit Rights, (m) Supporting Obligations,
(n) Financial Assets, (o) all other personal property of whatever type or description and (p) to the extent not otherwise included, all Accessions and all Proceeds of the foregoing, in each case whether now owned or hereafter acquired and wherever the same may be located.

     "Collateral Agent" shall have the meaning given to that term in the first paragraph of this Agreement.

     "Collateral Documents" shall mean, collectively, this Agreement, the Amended and Restated Pledge Security Agreement, the Amended and Restated Copyright Security Agreement, the Amended and Restated Patent Security Agreement, the Amended and Restated Trademark Security Agreement, any UCC financing statements, any other documents filed with governmental authorities to perfect, establish priority or give public notice of the security interests granted by this Agreement or the Amended and Restated Pledge Security Agreement, and any certificate or other document contemplated by or delivered pursuant to this Agreement or the Amended and Restated Pledge Security Agreement.

     "Commercial Tort Claims" shall mean any claims, causes of action, choses in action rights and interests arising in tort which are held or owned by any Grantor.

     "Commitments" shall have the meaning given to that term in the Credit Agreement.

     "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

     "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

     "Commodity Customer" shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

     "Commodity Intermediary" shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

     "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

     "Copyrights" shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

     "Credit Agreement" shall have the meaning given to that term in paragraph G of the recitals to this Agreement.

     "Delco" shall mean Delco International, Ltd., a New York corporation and a wholly-owned subsidiary of the Borrower.

     "Deposit Account" means a demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or other financial institution, or a branch of any of the foregoing.

     "Documents" shall mean all documents of title and all files, records, ledger sheets and documents covering or relating to any of the Collateral.

     "Encore" shall mean Encore Promotions, Inc., a New York corporation and a wholly-owned subsidiary of the Borrower.

     "Entitlement Holder" shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

     "Equipment" shall mean all equipment, furniture, furnishings, machinery, manufacturing, selling, data processing and office equipment tools, parts, supplies, and all other goods and tangible personal property of every type and description (other than Inventory), and all improvements, Accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures owned by any Grantor.

     "Event of Default" shall have the meaning given to that term in the Credit Agreement.

     "Existing Administrative Agent" shall have the meaning given to that term in paragraph C of the recitals to this Agreement.

     "Existing Collateral" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Existing Collateral Agent" shall have the meaning given to that term in paragraph E of the recitals to this Agreement.

     "Existing Copyright Security Agreements" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Existing Credit Agreement" shall have the meaning given to that term in paragraph A of the recitals to this Agreement.

     "Existing Credit Agreement Obligations" shall have the meaning given to that term in paragraph C of the recitals to this Agreement.

     "Existing Guarantors" shall have the meaning given to that term in paragraph C of the recitals to this Agreement.

     "Existing Intercreditor Agreement" shall have the meaning given to that term in paragraph E of the recitals to this Agreement.

     "Existing L/C Obligations" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Existing Lenders" shall have the meaning given to that term in paragraph A of the recitals to this Agreement.

     "Existing Loan Guarantee Agreements" shall have the meaning given to that term in paragraph C of the recitals to this Agreement.

     "Existing Note Agreement" shall have the meaning given to that term in paragraph B of the recitals to this Agreement.

     "Existing Note Agreement Obligations" shall have the meaning given to that term in paragraph D of the recitals to this Agreement.

     "Existing Note Guarantee Agreements" shall have the meaning given to that term in paragraph D of the recitals to this Agreement.

     "Existing Noteholders" shall have the meaning given to that term in paragraph B of the recitals to this Agreement.

     "Existing Notes" shall have the meaning given to that term in paragraph B of the recitals to this Agreement.

     "Existing Obligations" shall have the meaning given to that term in paragraph G of the recitals to this Agreement.

     "Existing Patent Security Agreements" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Existing Secured Obligations" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Existing Security Agreements" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Existing Security Documents" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Existing Standby L/C Issuers" shall have the meaning given to such term in the Credit Agreement.

     "Existing Standby L/Cs" shall have the meaning given to such term in the Credit Agreement.

     "Existing Trademark Security Agreements" shall have the meaning given to that term in paragraph F of the recitals to this Agreement.

     "Fair Market Value" (a) when used in connection with a Security traded on a securities exchange or reported by the National Association of Securities Dealers, Inc. Automated Quotation System, shall mean the closing price thereof or, in the case there is no closing price, the average of the closing bid and asked price, (b) when used in connection with a Security which is not traded on a securities exchange or reported by the National Association of Securities Dealers, Inc. Automated Quotation System, shall mean the fair market value thereof as determined in good faith by the Collateral Agent, and (c) when used in connection with an Instrument or debt security, shall mean the outstanding principal amount thereof.

     "Financial Asset" shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

     "Fixtures" shall mean all items of Equipment located in the United States, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

     "Food Service" shall mean Oneida Food Service, Inc., a New York corporation and a wholly-owned subsidiary of Buffalo China.

     "Fundamental Documents" shall have the meaning given to that term in the Credit Agreement.

     "General Intangibles" shall mean all rights, interests, choses in action, causes of action, claims, Intellectual Property and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, all contracts and contract rights (including, but not limited to, rights under leases, whether entered into as lessor or lessee, rights under license and franchise agreements, customer and supplier contracts and firm sale orders), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

     "Grantors" shall have the meaning given to that term in the first paragraph of this Agreement.

     "Guarantors" shall have the meaning given to that term in the first paragraph of this Agreement.

     "Hedging Banks" shall have the meaning given to that term in the Credit Agreement.

     "Indemnitee" shall mean, with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Affiliates.

     "Instrument" shall mean a negotiable instrument or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which in the ordinary course of business in transferred by delivery with any necessary endorsement or assignment.

     "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, correspondence, confidential or proprietary technical and business information, know-how, show-how or other data or information, all Software and databases and all embodiments or fixations thereof and related documentation, and all other computer materials, created or owned by any Grantor, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

     "Intercreditor Agreement" shall have the meaning given to that term in paragraph H of the recitals to this Agreement.

     "Inventory" shall mean all goods and merchandise of any Grantor, whether now owned or hereafter acquired, whether in the possession of such Grantor or a bailee or any other Person, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

     "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

     "Issuing Bank" shall mean JPMorgan Chase as an issuer of letters of credit under the Credit Agreement.

     "Joinder" shall have the meaning given to that term in Section 7.05 of this Agreement.

     "JPMorgan Chase" shall have the meaning given to that term in the first paragraph of this Agreement.

     "Kenwood" shall mean Kenwood Silver Company, Inc., a New York corporation and a wholly-owned subsidiary of the Borrower.

     "L/C Exposure" shall have the meaning given to that term in the Credit Agreement.

     "Lenders" shall have the meaning given to that term in the Credit
Agreement.

     "Letter-of-Credit Rights" shall mean any right to payment or performance under any letter of credit under which any Grantor is a beneficiary, whether or not such Grantor has demanded or is at the time entitled to demand payment or performance, but excluding the right of any Grantor to demand payment or performance under any letter of credit.

     "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, whether as licensor or licensee (other than those license agreements in existence on the date hereof or entered into after the date hereof, which by their terms prohibit the grant of a security interest by such Grantor as licensee thereunder).

     "Lien" shall have the meaning given to that term in the Credit Agreement.

     "Material Adverse Effect" shall have the meaning given to that term in the Credit Agreement.

     "Obligations" shall mean (i) with respect to the Borrower, as such term is defined in the Credit Agreement and (ii) with respect to the Guarantors, the "Guaranteed Obligations" as defined in the Amended and Restated Consolidated Guarantee Agreement.

     "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

     "Patents" shall mean all of the following: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

     "Perfection Certificate" shall mean a certificate substantially in the form of Exhibit D hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer of the Borrower.

     "Permitted Liens" shall have the meaning given to that term in the Credit Agreement.

     "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

     "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, without limitation, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Sakura" shall mean Sakura, Inc., a New York corporation and a wholly-owned subsidiary of the Borrower.

     "Secured Parties" shall mean (a) the Lenders, (b) the Issuing Bank, (c) the Administrative Agent, (d) the Collateral Agent, (e) the Hedging Banks, (f) HSBC, USA, as issuer of the HSBC China L/C (as defined in the Credit Agreement), (g) the Bank of America, N.A., as issuer of the Bank of America L/C (as defined in the Credit Agreement), (h) the issuer of the Trade Letters of

Credit, (i) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Fundamental Document, and (j) the successors and assigns of each of the foregoing.

     "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

     "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

     "Security Documents" shall have the meaning given to that term in the Credit Agreement.

     "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

     "Security Interest" shall have the meaning given to that term in Section 2.01.

     "Security Intermediary" shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

     "Software" shall mean any computer program and any supporting information provided in connection with any transaction relating to any such program.

     "Subsidiary" shall have the meaning given to that term in the Credit Agreement.

     "Supporting Obligations" shall mean any letter-of-credit right or any secondary obligation held by any Grantor that supports the payment or performance of any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

     "THC" shall mean THC Systems, Inc., a New York corporation and a wholly-owned subsidiary of the Borrower.

     "Trade Letters of Credit" shall have the meaning given to such term in the Credit Agreement.

     "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

     "Trademarks" shall mean all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof, including those listed on Schedule IV, (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

     SECTION 1.02. Other Terms. Unless the context otherwise requires, terms used in this Agreement (whether capitalized or not), other than those set forth in Section 1.01 hereof or elsewhere in this Agreement, shall have the meanings given to them in the New York UCC as in effect from time to time. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE II

                                SECURITY INTEREST

     SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby
(i) confirms and acknowledges the Collateral Agent's continuing security interests, for the ratable benefit of the Secured Parties, in all of the Existing Collateral encumbered under the Existing Security Agreements not heretofore expressly released and (ii) bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"); provided that (i) Securities having a Fair Market Value of $7,500 per issuer are excluded from the Security Interest up to a maximum of $50,000 in the aggregate, (ii) the Securities set forth on Schedule V hereto are excluded from the Security Interest, (iii) the Security Interest shall not include Securities received by a Grantor pursuant to any distributions made to such Grantor in respect of any claims held by such Grantor against any Person in connection with any proceeding of such Person under the Bankruptcy Code, which Securities have been held by such Grantor for less than thirty (30) days from the date of receipt, (iv) the Security Interest in Securities of a Subsidiary of a Grantor is limited, in the case of foreign Subsidiaries of a Grantor, to 65% of the issued and outstanding Securities of such foreign Subsidiaries notwithstanding the delivery by any Grantor to the Collateral Agent of Securities representing in excess of such percentage, and

(v) Instruments and debt securities having a Fair Market Value of less than $7,500 per issuer or obligor are excluded from the Security Interest up to a maximum of $50,000 in the aggregate; provided further that, with respect to the Security Interest, the following property shall be excluded therefrom: any General Intangibles or other rights arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favor of a third party or would result in an enforceable right to declare a default or enforceable right to terminate or annul unless and until all required consents are obtained, it being understood that the applicable Grantor shall use commercially reasonable efforts to obtain any such consents. Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

     SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

     SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

     SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all respects. Fully completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary, upon filing, to publish notice of and protect the validity of and to continue a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is, or will be, necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

     (b) Each Grantor represents and warrants that a fully executed Amended and Restated Copyright Security Agreement, Amended and Restated Patent Security Agreement and Amended and Restated Trademark Security Agreement containing descriptions of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been or concurrently herewith are being delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to continue a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

     SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal valid and binding security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other similar law in such jurisdictions, to the extent such security interest may be perfected under the UCC and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens that have priority over the Security Interest by operation of law and Liens expressly permitted by the Fundamental Documents.

     SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for the security interests created by this Agreement, the Amended and Restated Patent Security Agreement, the Amended and Restated Trademark Security Agreement and the Amended and Restated Copyright Security Agreement and except as permitted under Section 6.2 of the Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other

Applicable Laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Fundamental Documents.


                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business.

     (a) Each Grantor agrees to provide the Collateral Agent with written notice promptly, but in any event within seven (7) Business Days, following the occurrence of any change (i) in its name, corporate structure or jurisdiction of organization, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or
(iii) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

     (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

     SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Fundamental Documents.

     SECTION 4.03. Maintenance of Collateral and Compliance with Laws.

     (a) Each Grantor shall keep and maintain at its own cost and consistent with its past practices satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts Receivable. Each Grantor shall furnish to the Collateral Agent upon request such statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request.

     (b) Except as otherwise expressly permitted by this Agreement or the other Fundamental Documents, each Grantor agrees to keep and maintain all Equipment material to the operation of its business in good operating condition, ordinary wear and tear excepted, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent such Equipment is not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a Material Adverse Effect.

     (c) Each Grantor shall comply in all material respects with all federal, state and local laws, rules, regulations and decrees applicable to the Collateral, provided that a Grantor may contest the validity or applicability thereof in good faith by proper proceedings so long as such contest will not have a Material Adverse Effect.

     (d) Each Grantor shall maintain and preserve each contract and agreement included within the Collateral if the failure to do so would have a Material Adverse Effect, and will not amend or modify any such material contract or agreement if the amendment or modification would impair the value of the interest or rights of the Grantor thereunder.

     (e) Each Grantor shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places identified in the Perfection Certificate or, upon thirty (30) days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all action required by Section 4.04(b) hereof shall have been taken to assure the continuation of the perfection of the security interest of the Collateral Agent (for its benefit and the ratable benefit of the Secured Parties) with respect to the Equipment and Inventory; provided that a Grantor may remove, upon the reasonable request of the Collateral Agent and pursuant to Section 4.03(f)(i) hereof, any of such Grantor's Equipment or Inventory located on, without limitation, premises leased by such Grantor to another location reasonably convenient to such Grantor and the Collateral Agent for the purpose of making such Collateral item or items available to the Collateral Agent.

     (f) Until satisfaction in full of the Obligations, at any time when an Event of Default has occurred and is continuing: (i) each Grantor will perform any and all reasonable actions requested by the Collateral Agent to enforce the Collateral Agent's security interest in the Inventory and all of the Collateral Agent's rights hereunder, such as (but not by way of limitation) subleasing warehouses to the Collateral Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, obtaining acknowledgements of bailees and delivering to the Collateral Agent warehouse receipts and documents of title in the Agent's name; (ii) if any Inventory is in the possession or control of any of the Grantors' agents, contractors or processors or any other third party (other than in connection with a temporary relocation of such inventory for a limited time such that the perfection of the security interests in such Inventory is not adversely affected thereby), each such Grantor will notify the Collateral Agent thereof and will notify such agents, contractors or processors or third party of the Collateral Agent's security interest therein and use its commercially reasonable efforts to obtain their acknowledgment thereof and, upon request, instruct them to hold all such Inventory for the Collateral Agent and such Grantor's account, as their interests may appear, and subject to the Collateral Agent's instructions; (iii) the Collateral Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Collateral Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor's premises (except in the case of premises leased by a Grantor and in the event that the relevant landlord has not consented to the Collateral Agent's entry thereupon) or to remove any or all of the Inventory to such other place or places as the Collateral Agent desires in its sole discretion. If the Collateral Agent exercises its right to take possession of the Inventory, such Grantor, upon the Collateral Agent's demand, will assemble the Inventory and make it available to the Collateral Agent at such Grantor's premises at which it is located.

     (g) Each Grantor shall keep its place of business or chief executive office and the offices where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all Chattel Paper which evidence Accounts, at the location or locations therefor specified in the Perfection Certificate or, upon fifteen (15) days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by
Section 4.04(b) shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and Chattel Paper and will permit representatives of the Collateral Agent, at any time during normal business hours and upon reasonable prior written notice, to inspect and make abstracts from such records and chattel paper in accordance with Section 4.05 of this Agreement.

     (h) Except as otherwise provided in this subsection (h), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Collateral Agent shall take) such action as the Grantors or the Collateral Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Collateral Agent to any Grantor, following the occurrence and during the continuation of an Event of Default, of its intention so to do, the Collateral Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until such notice is rescinded by the Collateral Agent by written notice to such Grantor, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent (for the ratable benefit of the Secured Parties) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) promptly released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided in Section 6.02 hereof, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.


     SECTION 4.04. Additional Deliveries and Further Assurances.

     (a) Prior to or contemporaneously with the execution of this Agreement, the Grantors shall cause to be delivered to the Collateral Agent the Perfection Certificate, duly completed and executed.

     The Grantors shall use commercially reasonable efforts to cause to be delivered to the Collateral Agent, on or before the ninetieth (90th) day following the Closing Date, with respect to each facility at which Collateral is located which is leased by the Grantors or on which a mortgage Lien exists (including, in the case of Kenwood, only those factory stores at which the value of Inventory and other items of Collateral exceeds $60,000 and excluding, in the case of Encore, the leased facility located in Malta, NY), landlord and/or mortgagee waivers in form and substance reasonably satisfactory to the Collateral Agent.

     (b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and promptly delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

     (c) The Borrower agrees that it will deliver to the Collateral Agent an updated Perfection Certificate which shall be true and correct in all respects with respect to each Grantor and each Additional Grantor which becomes a party hereto pursuant to Section 7.05 of this Agreement (i) on the first business day of August of each year, and (ii) concurrently with the delivery of any Joinder pursuant to Section 7.05 of this Agreement (it being understood that any Perfection Certificate delivered pursuant to this clause (d) shall include the pertinent information for the Additional Grantor being joined as a party hereto pursuant to such Joinder).

     SECTION 4.05. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to (a) inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located (except in the case of premises leased by a Grantor and in the event that the relevant landlord has not consented to the Collateral Agent's entry thereupon), to discuss the Grantors' affairs with the officers of the Grantors and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, and
(b) following the occurrence of an Event of Default, contact Account Debtors or any third Person possessing such Collateral for the purpose of making such verification. The Collateral Agent shall maintain the confidentiality of any information it gains from such inspection or verification except that information may be disclosed (a) to the Secured Parties, their Affiliates, and their directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know such information (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law and regulations or by any subpoena or similar legal process (in any which event the Collateral Agent shall promptly notify the Borrower to the extent not otherwise prohibited by Applicable Law or regulations and to the extent practicable, it being understood that the Borrower shall have the right to attempt to prevent such disclosure or to preserve the confidentiality thereof), (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of the Obligations, (f) with the prior written consent of the Borrower or
(g) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section or (ii) was available to the Collateral Agent or any Secured Party on a nonconfidential basis prior to its disclosure to the Collateral Agent or any Secured Party or becomes available to the Collateral Agent or any Secured Party on a nonconfidential basis from a source not known by the Collateral Agent or Secured Party to be under an obligation of confidentiality with respect thereto.

     SECTION 4.06. Taxes; Encumbrances. The Grantors shall pay and discharge all taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral or payable in respect of the Collateral, except (a) Liens created by the Collateral Documents, (b) Permitted Liens and (c) taxes, assessments, changes or fees levied against the Collateral where (i) the validity or amount thereof is being contested in good faith by proper proceedings, (ii) the Grantors have set aside on their books adequate reserves therefor in accordance with generally accepted accounting principles, and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. At its option, the Collateral Agent may discharge all such Liens and all such taxes, assessments, charges or fees not being contested in accordance with the preceding sentence, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by this Agreement or any other Fundamental Document, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section
4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Fundamental Documents.

     SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property having a fair market value of $25,000 or more of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

     SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

     SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by the Fundamental Documents. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business consistent with past practice and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may dispose of Collateral if permitted by the terms of each Fundamental Document. Without limiting the generality of the foregoing, each Grantor agrees that (a) it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest, (b) it shall use its best efforts to obtain the written agreement of any such warehouseman, bailee, agent or processor to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise, and (c) it will promptly notify the Collateral Agent in the event any warehouseman, bailee, agent or processor issues to a Grantor a negotiable warehouse receipt or other negotiable document with respect to Inventory and will use its best efforts to cause the Collateral Agent to have a perfected Lien therein.

     SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

     SECTION 4.11. Insurance. Each of the Grantors will maintain or caused to be maintained, at its own expense, with financially sound and reputable insurance companies (a) casualty insurance covering the Collateral, including fire, theft and other risks usually insured against by extended coverage, in an amount not less than the fair market value of the Collateral, and (b) such other insurance on the Collateral in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each policy of insurance covering the Collateral shall designate the Collateral Agent as an additional insured and loss payee and shall provide 30 days minimum written notice of cancellation to the Collateral Agent. Grantors will furnish Secured Party with certificates evidencing such insurance or, at the Collateral Agent's request, a copy of each such policy of insurance, together with such additional insurance information as the Collateral Agent may reasonably request from time to time. Grantors shall give immediate written notice to the Collateral Agent and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

     SECTION 4.12. Legend. Upon the request of the Collateral Agent, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and any invoices evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

     SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright
Collateral.

     (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, knowingly do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that, consistent with its past practices, it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

     (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality standard of products and services offered under such Trademark, (iii) as applicable, display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under Applicable Law, and (iv) not use or knowingly permit the use of such Trademark in violation of any third party rights, in each case in a manner reasonably consistent with its past practices.

     (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws in a manner reasonably consistent with its past practices.

     (d) No Grantor will knowingly do any act, or omit to do any act, whereby any material Patent, Trademark or Copyright that is material to the conduct of such Grantor's business may become abandoned, lost or dedicated to the public. Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

     (e) In the event any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, at the end of each fiscal quarter, such Grantor shall inform the Collateral Agent of such filing, and such Grantor shall execute and deliver any and all agreements, supplements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

     (f) Each Grantor will take all reasonably necessary steps that are consistent with the applicable practice in any proceeding before any relevant office or agency, such as the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any foreign country, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights that is material to the conduct of any Grantor's business (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

     (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly take appropriate action to end such infringement, misappropriation or dilution, and take such other action as is appropriate under the circumstances to protect such Collateral.

     (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License that is material to the conduct of any Grantor's business to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

     (i) Each Grantor will perform all acts and execute and deliver all further instruments and documents, including, without limitation, conditional assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Collateral Agent at any time to evidence, perfect, maintain, record and enforce the Collateral Agent's interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Collateral Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Collateral Agent.

     (j) Each Grantor will, upon acquiring knowledge of any use by any person of any term or design reasonably likely to cause confusion with any material Trademark, promptly notify the Collateral Agent of such use, and if requested by the Collateral Agent, shall join with the Collateral Agent, at such Grantor's expense, in such action as the Collateral Agent, in its reasonable discretion, may deem advisable for the protection of the Collateral Agent's interest in and to the Trademarks; provided that the foregoing in this clause (j) shall not prohibit any Grantor from taking such action as such Grantor, in its reasonable discretion, may independently deem advisable for the protection of its and the Collateral Agent's interest in and to the Trademarks prior to any such request by the Collateral Agent.


                                   ARTICLE V

                                POWER OF ATTORNEY

     Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact (which appointment shall be irrevocable and coupled with an interest subject to the terms of this Agreement), and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default to take any action and to execute any instrument the Collateral Agent may reasonably deem advisable to accomplish the purposes of this Agreement, including, without limitation, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, or to take any other action which the Collateral Agent may deem necessary or desirable to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable subject to the terms of this Agreement. The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under any other Fundamental Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Fundamental Document, by law or otherwise.

                                   ARTICLE VI

                                    REMEDIES

     SECTION 6.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver or make available each item of Collateral to the Collateral Agent, on demand, at the Collateral item's then current location or, to the extent possible, at an alternate location reasonably convenient to the applicable Grantor and the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any or all of the following actions at the same or different times: (a) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties; (b) with respect to any Collateral consisting of Intellectual

Property, on demand, to (i) cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral on such terms and conditions and in such manner as the Collateral Agent shall determine, (ii) instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Collateral Agent of any other remedies under this Section 6.01,
(iii) in the event of any license, assignment, sale or other disposition of the Collateral, or any of it, commenced in accordance with this Section 6.01, require each Grantor to supply to the Collateral Agent or its designee its know-how and expertise relating to the Trademarks, Patents or Copyrights, and records relating to the Trademarks, Patents or Copyrights, and (iv) at any time, pursuant to the authority granted in Article V hereof, execute and deliver on behalf of the Grantors one or more instruments of assignment of any of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country in order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights; (c) without assuming any obligations or liability thereunder, enforce (it being understood that the Collateral Agent shall have the exclusive right to so enforce) all rights and remedies of the Grantors against any licensee or sublicensee in, to and under any license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Collateral Agent; and (d) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises owned by a Grantor where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other Applicable Law.

     Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board, on any securities exchange or in the over-the-counter market, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten (10) business days' notice to the applicable Grantor of the Collateral Agent's intention to make any sale of Collateral shall constitute reasonable notification. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the fullest extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose on this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, first, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Collateral Document) or by the Administrative Agent (in its capacity as such under the Credit Agreement or under any related loan documents) in connection with such collection or sale or otherwise in connection with this Agreement or such other Fundamental Documents, including all court costs and the fees and expenses of its agents and legal counsel (including, without limitation, the allocated fees, expenses and cost of in-house counsel), the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Fundamental Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Fundamental Document, and any balance thereof shall be applied by the Collateral Agent toward repayment of the Obligations in accordance with the provisions of the Credit Agreement or the Intercreditor Agreement.

     The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the proceeds by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     If to the Borrower or any other Grantor:

                          Oneida Ltd.
                          163-181 Kenwood Avenue
                          Oneida, New York  13241
                          Attn:  Chief Financial Officer
                          Telecopy: (315) 361-3700

                          With a copy to:

                          Oneida Ltd.
                          163-181 Kenwood Avenue

                          Oneida, New York  13241
                          Attn: General Counsel
                          Telecopy: (315) 361-3700

     If to the Collateral Agent:

                          JPMorgan Chase Bank
                          1111 Fannin 10th Floor
                          Houston, Texas 77002
                          Attn: Glenn Hector
                          Facsimile No.: (713) 750-2938

                          With a copy to:

                          JPMorgan Chase Bank
                          270 Park Avenue
                          New York, New York  10017
                          Attn: Roger Odell
                          Facsimile No.: (212) 270-0433
                          E-mail: roger.odell@chase.com

     Any party hereto may change its address or telecopy number for notice hereunder by notice to the other parties. All notices given in accordance with this Section shall be deemed to have been given on the date of receipt.

     SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Fundamental Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of or any consent to any departure from any Fundamental Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

     SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in any certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall continue in full force and effect until this Agreement shall terminate.

     SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement and each Fundamental Document. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 7.05. Additional Grantors. Each Grantor acknowledges that, pursuant to Section 5.12 of the Credit Agreement, the Borrower is required to cause each Person which becomes a domestic Subsidiary of the Borrower or any Grantor to become a party hereto as an additional Grantor (each such Person, an "Additional Grantor") by executing an Instrument of Assumption and Joinder (a "Joinder") substantially in the form of Exhibit K attached to the Credit Agreement. Upon delivery of any such Joinder to the Administrative Agent or the Collateral Agent, as the case may be, notice of which is hereby waived by the Grantors, each such Additional Grantor shall be deemed a Grantor hereunder and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) any failure by the Borrower or any Grantor to cause any Subsidiary to become an Additional Grantor or a Grantor hereunder or (c) by reason of the Collateral Agent's or any of the Secured Parties' actions in effecting, or failure to effect, any such Joinder, or in releasing any Grantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

     SECTION 7.06. Encore Dissolution. The parties hereto acknowledge and agree that upon the dissolution of Encore Promotions, Inc., as permitted by the terms of the Credit Agreement, such entity shall no longer be a party to this Agreement.

     SECTION 7.07. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 7.08. Collateral Agent's Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the fees referred to in the Fee Letter (as defined in the Credit Agreement), disbursements and other charges of its counsel (including, without limitation, local and special counsel) and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder, or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

     (b) Without limitation of its indemnification obligations under the other Fundamental Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent, the Secured Parties and their Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 7.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Fundamental Document, the consummation of the transactions contemplated thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Fundamental Document or any investigation made by or on behalf of the Collateral Agent or any Secured Party. All amounts due under this Section 7.07 shall be payable on written demand therefor given in accordance with Section 7.01 hereof.

     SECTION 7.09. Governing Law. This Amended and Restated Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to conflict of laws principles.

     SECTION 7.10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the Secured Parties under the other Fundamental Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Fundamental Documents or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply.

     SECTION 7.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section 7.10.

     SECTION 7.12. Independent Effectiveness; Severability. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document contained in any of the other Security Agreements. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall cooperate in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one instrument, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 7.14. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 7.15. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the State or Federal courts located in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or Federal court or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Fundamental Documents against any Grantor or its properties in the courts of any jurisdiction.

     (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Fundamental Documents in any New York State or Federal court described in subparagraph (a) above. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01 hereof. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 7.16. Termination. This Agreement and the Security Interest shall terminate when each of the following events shall have occurred: (a) all the Obligations have been indefeasibly paid in full or cash collateralized in accordance with the terms of the Credit Agreement or the Intercreditor Agreement, (b) the Lenders have no further commitment to lend under the Credit Agreement, (c) the L/C Exposure has been reduced to zero and (d) the Issuing Bank has no further obligation to issue letters of credit under the Credit Agreement or make payments to beneficiaries thereunder (other than those letters of credit collateralized by Cash Equivalents equal to 105% of the L/C Exposure or collateralized with a back-to-back letter of credit in accordance with the terms of the Credit Agreement). This Agreement, or the Security Interest on any Collateral, may also be terminated by and with the written consent of the Collateral Agent, provided that the Collateral Agent obtains written authorization to so consent by the Required Secured Parties (as defined in the Intercreditor Agreement), provided, further, that no such written authorization shall be required from the Required Secured Parties in order for the Collateral Agent to release any Security Interest on any Collateral which any Grantor is entitled to sell or otherwise dispose of, without the consent of the Required Lenders, pursuant to Section 6.6 of the Credit Agreement and in connection with such sale or disposition, the Collateral Agent will take such necessary and appropriate actions to release such Security Interest. Upon termination of this Agreement or the Security Interest on any Collateral, the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all appropriate UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the Grantors has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.


                                   ONEIDA LTD.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   BUFFALO CHINA, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   THC SYSTEMS, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   ENCORE PROMOTIONS, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   DELCO INTERNATIONAL, LTD.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   SAKURA, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


            Signature Page to Amended and Restated Security Agreement

                                   KENWOOD SILVER COMPANY, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   ONEIDA SILVERSMITHS, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   ONEIDA FOOD SERVICE, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer


                                   ONEIDA INTERNATIONAL, INC.

                                   By: /s/ PETER J. KALLET
                                       -------------------
                                       Name:  Peter J. Kallet
                                       Title: Chief Executive Officer



                                   Accepted and Agreed to:

                                   JPMORGAN CHASE BANK
                                   as Collateral Agent

                                   By: /s/ ROGER ODELL
                                       -------------------
                                       Name:  Roger Odell
                                       Title: Managing Director


            Signature Page to Amended and Restated Security Agreement

The following identified Exhibits and Schedules to the foregoing Amended and Restated Security Agreement are not filed with such Agreement. To the extent that any such Exhibits and/or Schedules have not been otherwise filed with the Securities & Exchange Commission, these Exhibits and/or Schedules will be furnished supplementally to the Securities & Exchange Commission upon request.

Exhibits:

Exhibit A:        Amended & Restated Copyright Security Agreement

Exhibit B:        Amended & Restated Patent Security Agreement

Exhibit C:        Amended & Restated Trademark Security Agreement

Exhibit D:        Perfection Certificate


Schedules:

Schedule I:       List of subsidiary "Guarantors"

Schedule II:      List of U.S. Copyright Registrations

Schedule III:     List of U.S. Patents

Schedule IV:      List of U.S. Trademark Registrations

Schedule V:       List of "Securities" excluded from the "Security Interest"